                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Zions Bancorporation:

  We consent to the use of our report dated January 26, 1998, with respect to the consolidated financial statements of Zions Bancorporation and Subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 included herein, and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick LLP

                                           KPMG Peat Marwick LLP

Salt Lake City, Utah

May 14, 1998